Exhibit 10.3

30th March 2010

MONTPELIER CAPITAL LIMITED

MONTPELIER REINSURANCE LTD

THE SOCIETY OF LLOYD’S

GR-NEAM LIMITED

INVESTMENT MANAGEMENT
AGREEMENT
RELATING TO LLOYD’S DEPOSIT

(THIRD PARTY DEPOSITOR)

Lloyd’s

(regulated by the Financial

Services Authority)

One Lime Street

London

EC3lM 7HA

GENERAL		11

19.	Fees and charges	11

20.	Taxation	11

21.	Liability	11

22.	Waiver	13

23.	Complaints	13

24.	Compensation	13

25.	Termination	13

26.	Consequences of termination	13

27.	Relationship	14

28.	Confidentiality and Data Protection	14

29.	Warranties and undertakings on the part of the Manager	15

30.	Notifications and records	15

31.	Assignment	16

32.	Third Party Rights	16

33.	Money Laundering	16

34	Force Majeure	17

35.	Governing law	17

SCHEDULE		18

APPENDIX - Form of Lloyd’s Deposit Trust Deed (Third Party Deposit)		21

3

AN INVESTMENT MANAGEMENT AGREEMENT made on 30th March 2010

BETWEEN:

(1)                                  Montpelier Capital Limited (registered number 6198350) whose registered office is at 7th Floor, 85 Gracechurch Street, London, EC3V 0AA (the Company)

(2)                                  Montpelier Reinsurance Ltd (registered number 31261) whose registered office is at Montpelier House, 94 Pitts Bay Road, Pembroke, HM08, Bermuda (the Depositor)

(3)                                  THE SOCIETY incorporated by Lloyd’s Act 1871 by the name of LLOYD’S of One Lime Street, London EC3M 7HA (the Society)

(4)                                  GR-NEAM Limited (registered number 451391 Ireland) whose registered office is at The Oval — Block 3, Ballsbridge, Dublin 4, Ireland (the Manager)

WHEREAS:

(A)                              The Company, the Depositor and the Society have entered into a Lloyd’s Deposit Trust Deed (Third Party Deposit) of even date with this Agreement in the form set out in the Appendix to this Agreement (the Trust Deed), and the Depositor, at the request of the Company has transferred to the Society a trust fund comprised of cash and investments to be held by the Society (as trustee) upon the trusts set out in the Trust Deed.

(B)                                The Depositor and the Company have each requested that the Society appoint the Manager on the terms of this Agreement to manage the cash and investments from time to time comprised in the Trust Fund, as defined in the Trust Deed (the Lloyd’s Deposit).

(C)                                If, at the request of the Company and the Depositor, the Society has appointed a person to act as custodian of the Lloyd’s Deposit that person is named in the Schedule and references in this Agreement to the Custodian are to be construed as references to that person or such other person as may from time to time be appointed by the Society (at the request of the Company and the Depositor) to act as custodian of the Lloyd’s Deposit. Where no such appointment has been made, the Society will hold the assets comprised in the Lloyd’s Deposit, from time to time, in accordance with the terms of the Trust Deed (whether itself or, in exercise of its power of delegation thereunder, with another).

(D)                               The Lloyd’s Deposit must at all times comply with the Membership and Underwriting Conditions and Requirements (Funds at Lloyd’s) (Individual/Corporate Member) of the Society as in force from time to time (the Lloyd’s Requirements).

IT IS AGREED

PRELIMINARY

DEFINITIONS AND CONSTRUCTION

1.1                             The Manager is authorised under the Financial Services and Markets Act 2000 (FSMA) to manage investments. The Manager is an investment firm that has been registered in the Irish Company Register since 8th January, 2008 and is authorised by the Irish Financial Services Regulatory Authority (the “Financial Regulator”), pursuant to the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended), to carry out the service of portfolio management, investment advice and investment research.

According to section 31 (b) of the FSMA, an EEA firm qualifying for authorisation under Schedule 3 of the Act is authorised under the FSMA. Since the Manager is an EEA firm providing services in the United Kingdom in exercise of an EEA right, it satisfies the service conditions mentioned in Schedule 3, section 12 (2) and section 14 of the FSMA and qualifies for authorisation. The Manager has therefore been granted permission to provide services in the United Kingdom and has been listed in the FSA Register under the Firm Reference Number 509752 since 12th October, 2009.

Nothing in this Agreement will exclude or restrict any duty or liability of the Manager to the Company or the Depositor or the Society under the applicable provisions of the FSMA or the regulatory system for an EEA Firm.

Hence FSA Rules means for the Manager the Irish Investment law as well as the host state rules with which the firm is required to comply when carrying on a permitted activity by providing services in the United Kingdom as defined in Chapter C.8 Schedule 3 Section 14 (4) of the FSMA.

1.2                                 Except where the context otherwise demands, words and phrases defined in the rules from time to time of FSA (the FSA Rules) have the same meanings in this Agreement.

1.3                                 In this Agreement:

(a)                                  Best Execution means the method whereby an investment manager seeks to achieve the best terms for a customer as the same may be defined by the FSA from time to time;

(b)                                 Collective Investment Scheme means an arrangement for assets to be held on a pooled basis on behalf of a number of investors, for example a unit trust or open ended investment company; a full definition is contained in FSMA Section 235;

(c)                                  Dealing Expenses means the expenses of broker’s commission, and, unless included therein, value added tax or its equivalent, PTM levy and stamp duty or its equivalent;

(d)                                 FSA means the Financial Services Authority or any other authority which is a successor to the regulatory functions of the same;

(e)                                  In House Funds means Unit Trust Schemes and Collective Investment Schemes of which the Manager or an associate is the manager;

(f)                                    Insolvency means, in relation to any person, the inability of such person to pay its debts as defined in Section 123 of the Insolvency Act 1986 (but excluding paragraph (a) of sub-section (1) of that Section), the presentation of a petition, the invoking of any order or the passing of any resolution for the winding up of such person or for the appointment of a receiver, manager, administrative receiver or administrator in respect of such person or the taking of any step by such person with a view to implementing a voluntary arrangement;

(g)                                 Lloyd’s Deposit has the meaning given to it in Recital (B) of this Agreement and references to the Lloyd’s Deposit include references to any part of it; and

(h)                                 Unit Trust Scheme means a Collective Investment Scheme under which property is held on trust for the participants, but excluding limited partnerships; a full description is contained in FSMA Section 237 (1).

1.4                                 The Schedule forms part of this Agreement.

1.5                                 References in this Agreement to any statutory provisions are to be deemed also to refer to any statutory modifications or re-enactments thereof and to any statutory instruments, orders or regulations made thereunder or under any such re-enactments.

1.6                                 References in this Agreement to any FSA Rules or any other regulations shall be taken to include any amendments made to them from time to time.

1.7                                 Unless the context otherwise requires, in this Agreement the masculine gender will be deemed to include the feminine and neuter and the singular number will be deemed to include the plural and vice versa.

APPOINTMENT AND EFFECTIVE DATE

2.1                                 At the request of the Company and the Depositor, the Society appoints the Manager to manage the Lloyd’s Deposit upon and subject to the terms of this Agreement.

2.2                                 This Agreement will come into force on the date specified in the Schedule.

AMENDMENTS

3.                                       No amendment to this Agreement will be valid unless made in writing and signed by each of the parties provided that the Society’s consent will not be required to any amendment to the amount or basis of calculation of any remuneration or expenses payable by the Depositor to the Manager.

CUSTOMER STATUS AND INVESTMENT DISCRETION

4.1                                 The Society is a Professional Client.  The Society has the right to request to be treated as a Retail Client in relation to the Manager’s services, and such categorisation benefits from higher levels of protection under the regulatory system.  The Manager may accept or reject such request.

4.2                                 The Manager will manage the Lloyd’s Deposit within the investment objectives and restrictions stated in paragraph 3 of the Schedule and in accordance with the investment criteria (and within the restrictions) specified in the Lloyd’s Requirements.  Subject to such objectives, restrictions and criteria and to clauses 4.4 and 4.5, the Manager, acting as agent, will have complete discretion for the account of the Lloyd’s Deposit (and without prior reference to the Society, the Company or the Depositor) to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale of, and accept placings, underwritings and sub-underwritings of, any investments, effect transactions on any markets, take all day to day decisions and otherwise act as the Manager judges appropriate in relation to the management of the Lloyd’s Deposit in accordance with the terms of this Agreement.

4.3                                 The investment restrictions and criteria stated in the Lloyd’s Requirements or in the Schedule will be deemed not to have been breached as a result of changes in the price or value of assets comprised in the Lloyd’s Deposit brought about solely through movements in the market, but the Manager will restore the Lloyd’s Deposit to compliance with such investment restrictions and criteria as soon as reasonably practicable.

4.4                                 Any deposits made by the Manager will be:

(a)                                  made in the name of and on behalf of the Society; or

(b)                                 held in a designated client bank account operated in accordance with the Client Money Rules.

4.5                                 The Manager undertakes not to exercise the powers in clauses 7 or 8 of the Trust Deed except to the extent delegated to it and, to the extent those powers are delegated to it, not to cause or permit a breach of the relevant clauses of the Trust Deed.  The Company will inform the Manager and the Depositor in writing of any changes to clauses 7 or 8 of the Trust Deed as soon as the Company becomes aware of the same.

INITIAL VALUE AND COMPOSITION OF THE LLOYD’S DEPOSIT

5.                                       A valuation giving the initial value of each asset comprising the Lloyd’s Deposit and the initial composition of the Lloyd’s Deposit is attached to this Agreement or will be supplied by the Manager as soon as reasonably practicable to the Depositor, the Company and the Society.

WARRANTIES AND UNDERTAKINGS ON THE PART OF THE COMPANY, THE DEPOSITOR AND THE SOCIETY

6.1                                 The Society warrants that it has full power to employ the Manager on the terms of this Agreement.

6.2                                 Each of the Company and the Depositor warrants that it has the requisite corporate capacity to enter into this Agreement and to perform its obligations under it, and that it has taken all necessary corporate and other action to authorise it to do so.

6.3                                 Each of the Company and the Depositor warrants that the Lloyd’s Deposit is free from all liens and charges, and that no liens or charges will arise from the acts or omissions of the Company or the Depositor, as the case may be, except such as exist or may arise under the Trust Deed.

6.4                                 Subject to any application of the Lloyd’s Deposit by the Society in accordance with the terms of the Trust Deed, each of the Company, the Depositor and the Society severally undertakes not to deal, except through the Manager, with any of the assets in the Lloyd’s Deposit or to authorise anyone else so to deal.

6.5                                 The Depositor warrants that any information which it has provided to the Manager in relation to its status, including in particular its residence and domicile for taxation purposes, is complete and correct and agrees to provide any further information properly required by any competent authority and will notify the Manager forthwith if there is any material change in any such information provided.

6.6                                 The Depositor undertakes to monitor compliance by the Manager in managing the Lloyd’s Deposit within the investment restrictions and criteria stated in the Lloyd’s Requirements and that it will promptly notify the Society of any breach.  The Company and the Depositor will also promptly notify the Society of any other breach of this Agreement by the Manager of which it becomes aware.

6.7                                 The Society undertakes to notify the Manager from time to time of any changes to the investment restrictions and criteria or the valuation provisions of the Lloyd’s Requirements.

INSTRUCTIONS AND COMMUNICATIONS

7.1                                 Subject to clauses 7.2 to 7.4, the Manager will comply with any instructions which the Society may give in respect of the Lloyd’s Deposit, including any instructions to pay or deliver the Lloyd’s Deposit to the Society or to the Society’s order.  The Society will send a copy to the Company and the Depositor of any instructions it may give to the Manager in respect of the Lloyd’s Deposit at the same time as it gives the instructions.  Neither the Company nor the Depositor may give instructions in respect of the Lloyd’s Deposit.

7.2                                 Instructions from the Society (other than instructions to amend this Agreement to which clause 3 applies) and communications from the Society or the Depositor, as the case may be, will be given or made in the manner set out in the Schedule (which may include by electronic methods) and instructions from the Society will be acknowledged by the Manager acting upon them unless the Society is promptly advised that the Manager reasonably believes such compliance is likely to involve any party in a contravention of any law, rule or regulation.

7.3                                 Subject to clause 7.2, the Manager may rely and act on any written instruction or communication which purports to have been given (and which is reasonably accepted as having been given) by or on behalf of any person notified by the Society from time to time as being authorised to instruct the Manager in respect of the Lloyd’s Deposit unless the Manager has by then received written notice to the contrary, whether or not the authority of any such person has been terminated.

7.4                                 Subject to clause 7.2, any instruction or communication to be given to the Manager by the Depositor or the Society or any communication from the Company to the Manager under this Agreement will be in writing and sent to the address set out in the Schedule or the last address notified to the Depositor, the Company and the Society (as the case may be) and will take effect upon actual receipt by the Manager.

7.5                                 Where the Society gives any instruction or communication to any Custodian in respect of the Lloyd’s Deposit it will either copy the instruction or communication to the Manager at the same time, or will procure that the Custodian promptly does so.

7.6                                 All instructions and communications by the Manager to the Company, the Depositor or the Society under this Agreement will be in writing and sent to the address set out in the Schedule or the last address notified to the Manager by the Company, the Depositor or the Society (as the case may be) in the manner set out in the Schedule.

7.7                                 Any telephone conversations between the parties may be recorded by any of the parties.

7.8                                 The Manager undertakes to safeguard any testkeys, identification codes or other security devices which any Custodian makes available to the Manager or an individual designated by the Manager to give instructions or make communications on behalf of the Society.

ADVICE

8.                                       Any advice may be given in such manner as the Manager deems appropriate or as may be agreed with the Society.

PROVISION OF SERVICES

DELEGATION AND USE OF AGENT

9.1                                 The Manager will not delegate the performance of any of its services under this Agreement.

9.2                                 The Manager may employ agents (including associates) to perform any administrative and ancillary services required to enable the Manager to perform its services under this Agreement but without affecting its duties hereunder.  The Manager will act in good faith and with due diligence in its choice and use of such agents and will be liable for their acts and omissions.

BANK ACCOUNTS AND CUSTODY

10.1                           Where a Custodian has been appointed by the Society, the account or accounts stated in the Schedule will be opened with the Custodian in the name and on behalf of the Society for the holding of cash and other assets from time to time comprised in the Lloyd’s Deposit and the Manager will be empowered by the Society to give instructions to the Custodian in respect of such accounts and will take reasonable care and use an appropriate and secure method of communication in doing so.

10.2                           Where no Custodian has been appointed by the Society, the Manager will give instructions to the Society (in accordance with clause 7.6) in respect of transactions executed, deposits placed and contracts and decisions made under this Agreement (including as contemplated under clause 26.1) prior to the deadlines and otherwise as  agreed in writing from time to time between the Manager and the Society.

10.3                           The Manager will promptly pay any money forming part of the Lloyd’s Deposit that it may receive into the appropriate account specified in the Schedule and will, at all times, comply with the terms and conditions of such accounts and of any mandate relating thereto.  The Manager will not cause or permit any such account to become overdrawn.  In no circumstances will the Manager hold any cash forming part of the Lloyd’s Deposit in an account situated outside the United Kingdom.

10.4                           The Manager will ensure that any assets (including certificates or other documents evidencing title) forming part of the Lloyd’s Deposit which it may receive are delivered promptly to the Society or the Custodian (as the case may be) and that any documents of title or certificates or other documents evidencing title received by the Manager are held in secure flood-proof and fire-proof storage pending delivery to the Society or to the Custodian (as the case may be).

10.5                           The Manager will make or assist in making any tax repayment claims in relation to the Lloyd’s Deposit to which the Society or the Depositor may be entitled.

10.6                           If requested by the Society, the Manager will, once in every calendar year, prepare an annual report for the Society on the service provided by any Custodian against such performance indicators as may from time to time be agreed in writing between the Manager and the Society and generally will provide such information on the Custodian’s services at the request of the Society.

10.7         The Manager undertakes promptly to notify any Custodian when the employment of any individual notified by the Manager to that Custodian, for the purposes of clause 10.1, as permitted to give instructions or make communications on behalf of the Society terminates or when the individual becomes for any other reason a person who is no longer (or should no longer be) permitted to act on behalf of the Society.

VOTING

11.1                           Subject to the Schedule and clause 7.1, the Manager may decide either:

(a)                                  at its discretion to procure the exercise of any voting rights attaching to the investments of the Lloyd’s Deposit, subject always to any specific instructions from the Society; or

(b)                                 not to procure the exercise of any voting rights attaching to the investments of the Lloyd’s Deposit, except with the agreement or on the specific instructions of the Society.

11.2                           Notwithstanding the above, the Manager will not be entitled to procure the exercise of any voting rights attaching to holdings comprised in the Lloyd’s Deposit of In House Funds except with the agreement or on the specific instructions of the Society, but will be entitled to count such holdings for the purpose of constituting a quorum at a general meeting of any In House Fund.

LENDING AND BORROWING

12.                                 The Manager will not unless permitted in paragraph 3 of the Schedule or separately agreed in writing with the Society:

(a)                                  lend to a third party investments or documents of title or certificates evidencing title to investments or other property forming part of the Lloyd’s Deposit;

(b)                                 borrow for the account of the Lloyd’s Deposit (whether on an unsecured basis or against such investments or other property); or

(c)                                  deposit such investments or other property with a third party by way of collateral.

VALUATION

13.                                 The Manager will send valuations of the Lloyd’s Deposit to the Company and the Depositor and copy the same to the Society at the intervals stated in the Schedule.  The Manager will also prepare for the Society, as and when requested by the Society from time to time, a special valuation of the Lloyd’s Deposit.  All valuations will be made on the basis set out in the Lloyd’s Requirements.

TERMS APPLICABLE TO DEALING

GENERAL RESTRICTIONS

14.                                 The Manager will not have power to commit the Society, the Company or the Depositor to supplement the assets in the Lloyd’s Deposit by borrowing for the Lloyd’s Deposit or by committing the Society to a contract which may require the Society, the Company or the Depositor to supplement such assets.

DEALING AND COUNTERPARTIES

15.1                           In effecting transactions for the Lloyd’s Deposit the Manager will seek Best Execution at all times and may (subject to the Schedule) deal on such markets or exchanges and, subject to clause 15.4 with such counterparties as it thinks fit.  The Society agrees that all transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and that the Manager may take all such steps as may be required or permitted by such rules and regulations and/or by good market practice.

15.2                          The Manager is obliged to obtain Best Execution for its Professional Clients in respect of all orders executed on their behalf.  In order to execute orders for its Professional Clients, the Manager advises the Society that it may pass such orders to one or more other firms to execute.  Such other firms may be connected to or affiliated with the Manager.  Accordingly, appropriate information regarding the Manager’s execution arrangements will be provided to the Society prior to such date.  In the event that an order is executed following specific instructions from the Society, the rules regarding best execution shall not apply to that aspect of the order to which the specific instructions relate.

15.3                           Subject to the FSA Rules, the Manager may aggregate transactions for the Lloyd’s Deposit with those of other customers and of its employees and of associates and their employees and will allocate such transactions on a fair and reasonable basis.  Each of the Society and the Depositor recognises that on some occasions such  combination may operate to its disadvantage.

15.4                           The Manager will act in good faith and with due diligence in its choice and use of brokers and counterparties.

OPTIONS, FUTURES AND CONTRACTS FOR DIFFERENCES

16.1                           Where permitted under the Lloyd’s Requirements and where paragraph 3 of the Schedule so indicates, and subject to any restrictions therein, the Manager may effect transactions in options, futures and contracts for differences including contingent liability transactions and may settle or close out such transactions without reference to the Society.

16.2                           The Manager may debit the Lloyd’s Deposit with any sums required to pay or supplement any deposit or margin in support of any such transaction.

MATERIAL INTERESTS

POTENTIAL CONFLICTS OF INTEREST AND DISCLOSURES

17.1                           The Manager (who will normally act as agent), and any associate may, subject to the overriding principles of suitability and Best Execution and without prior reference to the Society, effect transactions in which the Manager or associate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Manager’s duty to the Society.  Neither the Manager nor any associate will be liable to account to the Society, the Company or the Depositor for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions and any fee payable to the Manager will not, unless otherwise provided, be abated thereby.  The Manager will, if requested, disclose the amount of any such profit, commission or remuneration to the Society.

17.2                           The Manager will ensure that such transactions are effected on terms which are not materially less favourable to the Society than if the potential conflict had not existed.

17.3                           Potential conflicts of interest as referred to in clauses 17.1 and 17.2 may arise because:

(a)                                  the Manager or an associate undertakes regulated activities for other customers;

(b)                                 any of the Manager’s directors or employees, or those of an associate, is a director of, holds or deals in securities of, or is otherwise interested in any Company whose securities are held or dealt in on behalf of the Society;

(c)                                  the transaction is in securities issued by an associate or the customer of an associate;

(d)                                 the Manager deals on behalf of the Society with an associate;

(e)                                  the Manager may act as agent for the Society in relation to transactions in which it is also acting as agent for the account of other customers and associates;

(f)                                    the Manager may, in exceptional circumstances, deal in investments as principal with the Society and the Manager may, acting as principal, sell to or purchase from the Society currency other than sterling;

(g)                                 the transaction is in units or shares of In House Funds or any company of which the Manager or any associate is the manager, operator, banker, adviser or trustee;

(h)                                 the Manager may effect transactions involving placings and/or new issues with an associate who may be acting as principal or receiving agent’s commission.  Associates may retain any agent’s commission or discount or other benefit (including directors’ fees) that accrues to them;

(i)                                     the transaction is in the securities of an issuer for which the Manager or an associate has underwritten, managed or arranged an issue within the period of 12 months before the date of the transaction;

(j)                                     the Manager or an associate may receive remuneration or other benefits by reason of acting in corporate finance or similar transactions involving issuers whose securities are held by the Society; and

(k)                                 the transaction is in securities in respect of which the Manager or an Associate, or a director or employee of the Manager or an Associate, is contemporaneously trading or has traded on its own account or has either a long or short position.

17.4                          The Manager maintains and operates effective organisational and administrative arrangements, with a view to taking all reasonable steps to prevent conflicts of interest from adversely affecting the interests of its clients.  Further information about how the Manager identifies and manages potential conflicts of interest is available on request.

SOFT COMMISSIONS

18.                                 The Manager’s policy on soft commissions is stated in the Schedule, which also lists such soft commission agreements (if any) as may be relevant to this Agreement.

GENERAL

FEES AND CHARGES

19.1                           The Manager will receive remuneration from the Depositor for its services, and reimbursement of costs and expenses from the Depositor, as stated in the Schedule, which will also state whether or not interest is payable on overdue fees.

19.2                           The Depositor will be responsible for the payment of any commissions, transfer fees, registration fees, taxes and similar liabilities and costs properly payable or incurred by the Manager under this Agreement provided that Dealing Expenses in relation to transactions effected in investments comprised in the Lloyd’s Deposit (other than transactions disputed by the Society) may be paid from the Lloyd’s Deposit or deducted from the proceeds of sale of such investments.

19.3                           The Manager will have no right to recover any of its remuneration or expenses, or any stamp or other duties, taxes, impositions or fiscal charges of any nature from the Society.

19.4                           Subject to the proviso to clause 19.2, the Manager:

(a)                                  will have no right to recover any of its remuneration or expenses from the Lloyd’s Deposit; and

(b)                                 may only recover any stamp or other duties, taxes, impositions or fiscal charges of any nature from the Lloyd’s Deposit if and to the extent required by applicable legislation.

19.5                           The Manager acknowledges that it has and will have no security interest, lien or right of set-off of any kind over or in respect of the Lloyd’s Deposit.

TAXATION

20.                                 The Manager will not take or omit to take any action which to its knowledge would prejudice any tax status of the Depositor stated in the Schedule.  Subject thereto, the Depositor and any professional tax adviser of the Depositor remain responsible for the management of the Depositor’s affairs for tax purposes.

LIABILITY

21.1                           The Manager will act in good faith and with due diligence and will comply with the FSA Rules.

21.2                           Subject to clauses 21.1 and 21.8, the Manager will not be liable for any loss to the Society, the Depositor or the Company howsoever arising except to the extent that such loss is due to negligence, wilful default, fraud or breach of this Agreement on the part of the Manager or its employees.

21.3                           If any counterparty should fail to deliver any necessary documents or to account for any transaction or securities, the Manager will take all reasonable steps on behalf of the Society to recover such documents or securities, or any sums due, or compensation in lieu thereof, but subject thereto (and to clauses 21.1, 21.2 and 21.8) will not be liable for any such failure.  All reasonable costs and expenses properly incurred by the Manager will be charged to the Depositor.

21.4                           Subject to clauses 4.2, 4.4, 9.2, 10.3, 10.4, 10.7, 15.3, 21.1 to 21.3 and 21.8, the Manager will not be liable for any default of the Custodian or any counterparty, bank, sub-custodian or other person or entity which holds money, investments or other documents of title on behalf of the Society.

21.5                           Subject to clauses 21.1 to 21.3 and 21.8, no warranty is given by the Manager as to the performance or profitability of the Lloyd’s Deposit.

21.6                           The Depositor will indemnify the Manager against all claims by third parties (other than the Society) which may be made against it in connection with its services under this Agreement, except to the extent that the claim is due to negligence, wilful default, fraud or breach of this Agreement on the part of the Manager or its employees.  The Manager will promptly inform the Depositor of any such claims in respect of which an indemnity is sought under this Agreement.

21.7                           The Company, the Depositor and the Manager each acknowledges that:

(a)                                  the Manager has been appointed at the request of the Company and the Depositor, and that the Society has no responsibility for the investment performance of the Manager or for any diminution in value of the Lloyd’s Deposit caused by any act, default or omission of the Manager; and

(b)                                 the Society has no liability or responsibility to the Manager in respect of any act or omission of the Company or the Depositor.

21.8                           The Depositor and the Manager jointly and severally agree to indemnify the Society, its officers and employees and any subsidiary of the Society which acts as a nominee in respect of the Lloyd’s Deposit (on an after-tax basis) against any loss, claim, expense or liability arising from:

(a)                                  any act or omission of the Manager or its agents or its or their employees in carrying out or purporting to carry out any of its services under this Agreement save where any such act or omission is not caused by any negligence, wilful default or fraud on the part of the Manager or its agents or its or their employees; or

(b)                                 any breach by the Manager or its agents or its or their employees of any provisions of this Agreement;

except to the extent that such loss, claim, expense or liability arises from the negligence, wilful default or fraud on the part of the Society or its agents or its or their employees.

WAIVER

22.                                 No exercise or failure to exercise or delay in exercising any right, power or remedy vested in the Society under or pursuant to this Agreement will amount to a waiver by the Society of that or any other right, power or remedy.

COMPLAINTS

23.                                 All formal complaints in respect of the Manager should in the first instance be made in writing to the compliance officer of the Manager at the address stated in the Schedule.  A copy of the Manager’s complaints procedure (if any) will be provided to each of the Society and the Depositor upon request.

COMPENSATION

24.                                 A statement is available from the Manager describing the Depositor’s and the Society’s rights to compensation, if any, in the event that the Manager is unable to meet its liabilities.

TERMINATION

25.1                           Each of the Company, the Depositor and the Society may terminate this Agreement in either case at any time by written notice to the other parties.

25.2                           This Agreement will terminate with immediate effect in the event of the Manager’s Insolvency or:

(a)                                  if the Manager ceases to be an authorised person under the FSMA; or

(b)                                 if the Manager ceases to be permitted, under any rules applicable to it, to carry out its functions under this Agreement; or

(c)                                  if the trusts created by the Trust Deed terminate (otherwise than in circumstances where the Lloyd’s Deposit is to become subject to the terms of a replacement Lloyd’s Deposit trust deed).

25.3                           The Manager may terminate this Agreement on one month’s written notice to the Society, the Company and the Depositor or by immediate notice if so required by any competent regulatory authority.

CONSEQUENCES OF TERMINATION

26.1                           The Manager will complete expeditiously all transactions in progress at termination provided that the Society may require that a transaction not be completed where this would not result in breach of contract or occasion loss or damage.

26.2                           Termination will not affect accrued rights, existing commitments or any contractual provision intended to survive termination and will be without penalty or other additional payment save that the Depositor will pay the fees of the Manager pro rata to the date of termination.  For the avoidance of doubt, the termination of this Agreement will not affect the operation of clauses 1, 7, 21, 22, 26, 28, 30.2, 30.4 and 30.6.

26.3                           Subject to the proviso to clause 26.1, on termination the Manager will be entitled to instruct any Custodian (in accordance with clause 10.1) to retain and/or realise such assets as may be required to settle transactions already initiated.

26.4                           The Depositor undertakes (which undertaking will survive termination of this Agreement) to keep the Society at all times fully and effectively indemnified (on an after-tax basis) against any loss, costs, expenses, claims or demands which the Society may suffer or incur and which arise directly or indirectly from any termination of this Agreement provided that this indemnity will not extend to anything arising from the negligence, wilful default, fraud or breach of this Agreement on the part of the Society or its agents or its or their employees.

RELATIONSHIP

27.                                 The Manager acts as the agent of the Society which will therefore be bound by the Manager’s acts under this Agreement.  Nevertheless, none of the services to be provided hereunder nor any other matter will give rise to any fiduciary or equitable duties which would prevent or hinder the Manager or any associate, in transactions with or for the Society, acting as both market-maker and broker, principal or agent, dealing with other associates and other customers, and generally effecting transactions as provided above.

CONFIDENTIALITY AND DATA PROTECTION

28.1                           Neither the Manager nor any associate is obliged to disclose to the Society or to take into consideration information either:

(a)                                  the disclosure of which by it to the Society would or might be a breach of duty or confidence to any other person; or

(b)                                 which comes to the notice of an employee, officer or agent of the Manager or of an associate, but properly does not come to the actual notice of an individual managing the Lloyd’s Deposit.

28.2                           The Manager shall not disclose information of a confidential nature acquired in consequence of this Agreement, except for information which it may be entitled or bound to disclose by law, or which is requested by regulatory authorities or which is disclosed to its professional advisers where reasonably necessary for the performance of such advisers’ professional services.

28.3                           The Manager will act as data controller (and in certain circumstances, data processor) within the meaning of the Data Protection Act 1998 (the Data Protection Act).  Each of the Society, the Depositor and the Company hereby severally consents to the processing and use by the Manager and its (or their) agents and associates of personal data (as defined in the Data Protection Act) given by the Society, the Depositor and the Company respectively under this Agreement.  The Manager may only process the personal data in accordance with the provisions of the Data Protection Act and only for the purposes set out in this Agreement.  Such data may also be used by the Manager and its agents and associates to update customer records.  The Society, the Depositor and the Company each severally undertakes to supply personal data to the Manager in accordance with the provisions of the Data Protection Act.

WARRANTIES AND UNDERTAKINGS ON THE PART OF THE MANAGER

29.                                 The Manager warrants and undertakes that:

(a)                                  it has the requisite corporate capacity to enter into this Agreement and to perform its obligations under it, and that it has taken all necessary corporate and other action to authorise it to do so;

(b)                                 the execution and performance of this Agreement does not and will not contravene any law, regulation or rule applicable to the Manager or any contract to which it is a party or by which it is bound;

(c)                                  it is an authorised person under the FSMA, is regulated by the FSA in the conduct of its regulated activities, and it is permitted under the provisions of the FSMA and the FSA Rules to enter into this Agreement and perform its obligations under it; and

(d)                                 it has fidelity and professional indemnity insurance and insurance relating to the loss or theft of customer’s cash or investments, brief details of such insurances being set out in the Schedule, and the Manager will maintain such insurances in full force and will notify the Society of any changes in such insurance or any failure to maintain such insurances in full force.

NOTIFICATIONS AND RECORDS

30.1                           The Manager will maintain accounting records sufficient to show at any time all transactions in respect of the Lloyd’s Deposit.

30.2                           The Manager will provide the Society with contract notes (or procure the Society is provided with contract notes) in respect of all transactions effected for the Lloyd’s Deposit and will promptly provide the Society with all such information as the Society may request for the purpose of complying with its obligations under Part VI of the Companies Act 1985 (as from time to time amended) or such other legislation of the United Kingdom or elsewhere (as from time to time in force) under which it may be required to disclose any interest it may have in any investments.

30.3                           The Manager will inform the Society promptly of:

(a)                                  any enforcement or disciplinary action instituted against the Manager or any of its officers or employees by any regulatory authority;

(b)                                 any material breach by the Manager of its obligations under this Agreement.

30.4                           The Manager will at all times (including after termination of this Agreement for so long as the Manager is required by the FSA Rules to maintain such records and documents) allow the Society and its authorised agents and employees full rights of access to, and to inspect and take copies of, the records and documents of the

Manager relating to the Lloyd’s Deposit.  The Society is not required to give the Manager prior notice of its wish to exercise such rights.

30.5                           The Manager will send the Society a copy of its annual report and accounts prepared in accordance with the Companies Act 1985 at the time when it is required by that Act to send such report and accounts to its members.

30.6                           Upon termination of the appointment of the Manager under this Agreement the Depositor will allow the Society full rights of access to, and to inspect and take copies of, any books and records relating to the Lloyd’s Deposit passed to the Depositor that had been in the possession or under the control of the Manager.

ASSIGNMENT

31.                                 This Agreement and all rights and obligations under it will not be capable of assignment by any of the parties, except that the Society may assign its rights under this Agreement to any person who is for the time being a trustee under the Trust Deed.

THIRD PARTY RIGHTS

32.                                 A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms

ANTI MONEY-LAUNDERING

33.1                           The Society and the Company each acknowledge the Manager’s obligations under applicable anti-money laundering laws and regulations and agree that the Manager reserves the right to:

(a)                                delay the commencement of the management of the Lloyd’s Deposit; or

(b)                               suspend its management of the Lloyd’s Deposit

until the Manager has received satisfactory responses to anti-money laundering enquiries undertaken with the Society or the Company.

33.2                          The Company and the Society agree that, if requested to do so by the Manager, they will use their reasonable endeavours to provide information required by the Manager for the purpose of the Manager ensuring its compliance with its obligations outlined in this clause.  Any information provided to the Manager under this clause is subject to the obligations of confidentiality contained in clause 28.

FORCE MAJEURE

34.1                           None of the parties to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay, failure or defective performance of its obligations under this Agreement if and to the extent that such delay or failure arises solely out of causes beyond the control and without the fault or negligence of the party in question.  Such clauses may include, without limitation, acts of God; any civil commotion or disorder, riot, invasion, terrorism or war; fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster; power failures, destruction or breakdown of any premises, plant or equipment (including computer systems); strike; lockout or other industrial action; or any action taken by a governmental or public authority of any kind.

GOVERNING LAW

35.                                 This Agreement will be governed by and construed in accordance with English law.  The English courts are to have exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement for which purpose all parties agree to submit to the jurisdiction of the English courts.

SCHEDULE

1.                                      Date this Agreement comes into force (clause 2.1)

30th March 2010

2.                                      Name and address of Custodian (Recital (C))

The Corporation of Lloyd’s (Lloyd’s)

3.                                      Investment objectives and restrictions (clause 4.2)

These investment objectives and restrictions are supplemental to the investment criteria and restrictions specified in the Lloyd’s Requirements.  In the event of any inconsistency, the criteria and restrictions specified in the Lloyd’s Requirements will prevail.

The investment objectives and restrictions are set out in the attached document entitled “Montpelier Re Ltd Syndicate 5151 - Funds at Lloyds Investment Policy and Guidelines”.

4.                                      Authorised means of communication, and addresses etc. for notices (clauses 7 and 23)

Investment Manager

Contact Person for Trades:
Simon O’Flaherty
GR-NEAM Limited
The Oval — Block 3,
Ballsbridge,
Dublin 4,
Ireland
Phone ++353 1 6738500
Fax ++353 1 6732066

Complaints and notes by written notice addressed to:
Compliance Officer
Fiona Molloy
GR-NEAM Limited
The Oval — Block 3,
Ballsbridge,
Dublin 4,
Ireland
Phone ++353 1 6738542
Fax ++353 1 6732066

5.                                      Bank and Securities accounts (clause 10.1)

[Where no custodian has been appointed, the relevant bank account is at National Westminster Bank plc, 1 Princes Street, London EC2R 8PA account number 13637444 and it is entitled “Corporation of Lloyd’s Members’ Current Account” and /or  Lloyd’s Dollar Trust Account “Corporation of Lloyd’s Members Trust Clients

Money Account”, account number GB87NWBK60730140120066 as appropriate .]

[N.B. All income arising on the Lloyd’s Deposit must initially be paid into a trust account and may then, subject to the Society’s instructions to the contrary, be paid out to the Company or the Depositor as appropriate.]

6.                                      Exercise of voting rights (clause 11)

No exercise of voting rights by Manager.

7.                                      Intervals at which statements and valuations in respect of the Lloyd’s Deposit to be produced (clause 13)

The Manager will at quarterly intervals produce Periodic Statements in accordance with the FSA Rules.

8.                                      Soft Commissions (clause 18)

Manager, as a matter of policy and practice, does not utilise research, research-related products and other services obtained from brokers, or third parties, on a soft commission basis.

9.                                      Remuneration of Manager and reimbursement of Manager’s expenses (clause 19.1)

For the services to be provided by the Manager pursuant to this Agreement, the Company agrees to pay the Manager 8 basis points (0.08%) p.a. as Management Fee.

This Management Fee is payable on a quarterly basis and is due on the 10th calendar day of the month following each quarter end. The Fee is calculated monthly on the basis of end-of-month values. The end-of-month value is defined as the market value of all assets managed by the Manager as of the last trading day of each month (including accrued interest for fixed income portfolios). For any partial months, the Management Fee is calculated on a pro-rata basis for the number of days the client account has been managed.

10.                               Tax status of the Depositor  (clause 20)

The depositor and beneficial owner of funds is a Bermuda company not resident or trading in the UK, and not liable to UK corporate tax.

11.                               Insurance (clause 29(d))

The Manager has fidelity insurance with Chubb Group, Warren, NJ, USA. Sum insured: USD 10,000,000.00 with an aggregate of USD 20,000,000.

IN WITNESS WHEREOF the parties have executed this Agreement as of the first date above written.

SIGNED by	G Perdoni	)	G Perdoni
a duly authorised representative of		)
[the Company]		)

SIGNED by	M Colesworthy	)	M Colesworthy
a duly authorised representative of		)
THE SOCIETY OF LLOYD’S		)

SIGNED by
John Connolly and Hugh McCutcheon		)	John Connolly
both duly authorised representatives of		)	Hugh McCutcheon
[the Manager]		)

SIGNED by	T G S Busher	)	T G S Busher
a duly authorised representative of		)
[the Depositor]		)

APPENDIX

Form of Lloyd’s Deposit Trust Deed